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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               ZORAN CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 6, 2000






To Our Stockholders:

We have previously mailed to you our supplement to the Proxy Statement dated August 15, 2000, concerning the reconvened Annual Meeting of Stockholders to be held on September 12, 2000. At the reconvened meeting, you were being asked to approve a proposal to increase the number of authorized shares of Common Stock from 20,000,000 to 55,000,000.

Since we mailed the supplement to you, Zoran and Nogatech, Inc. have signed a definitive merger agreement. A copy of the press release announcing the merger agreement is enclosed. This development will require us to delay seeking stockholder approval of the proposed increase in our authorized shares. Accordingly, we will not be reconvening the Annual Meeting on September 12.

After the completion of the merger, a new special meeting of stockholders will be held at which you will be asked to approve a proposal to increase the number of authorized shares. Proxy materials will be mailed to you prior to the special meeting.

Thank you for your continued interest in Zoran. If you have any questions please feel free to call the company at (408) 919-4111 or MacKenzie Partners, Inc. toll-free (800) 322-2885 or collect (212) 929-5500.

Sincerely,

ZORAN CORPORATION





Levy Gerzberg, Ph.D.
President and Chief Executive Officer

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NEWS RELEASE

Contact Information

MacKenzie Partners, Inc.
1-800-322-2885
or 212-929-5500

Betty Watkins
Zoran Corporation
408-919-4273
bettyw@zoran.com

      ZORAN CORPORATION POSTPONES SEPTEMBER 12, 2000 STOCKHOLDERS' MEETING
                      UNTIL COMPLETION OF NOGATECH MERGER

Santa Clara, Calif. - September 6, 2000 - Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions-on-a-chip for applications in the growing multimedia and Internet consumer markets, announced today that it has postponed the reconvened annual meeting previously scheduled for September 12, 2000, at which shareholders were to vote on an additional proposal to increase the authorized common stock from 20,000,000 to 55,000,000 shares.

On August 24, 2000, Zoran and Nogatech, Inc. announced that they had signed a definitive merger agreement. The merger is subject to approval by the stockholders of Nogatech, compliance with the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act, and other customary conditions.

After the completion of the merger, Zoran expects to schedule a special meeting of stockholders to consider the proposal to increase the authorized shares of common stock.

ABOUT ZORAN CORPORATION

Zoran Corporation, based in Santa Clara, California, is a leading provider of digital solutions-on-a-chip for applications in the growing multimedia and Internet consumer markets. With almost two decades of expertise developing and delivering digital compression technologies, Zoran has pioneered high-performance processing into various audio, video, and imaging technologies. Zoran's proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran is a leading supplier in the rapidly expanding DVD and digital camera markets and in related applications of digital audio and video. With headquarters in the U.S. and operations in Canada, China,

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Israel, Japan, and Taiwan, Zoran may be contacted on the World Wide Web at
www.zoran.com or at 408-919-4111.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on current expectations and assumptions which involve a number of uncertainties and risks that could cause actual results to differ materially from those discussed in the forward-looking statements, including risks associated with: the rapidly evolving markets for Zoran's and Nogatech's products and uncertainties regarding the development of those markets; potential problems or unanticipated costs relating to the integration of Nogatech's technology, employees, and operations; new product development and the ongoing introduction of new and enhanced products by Zoran and Nogatech and their competitors; Zoran's reliance on independent foundries and contractors; intensive competition in the markets in which Zoran and Nogatech compete; Zoran's historic dependence on sales to a limited number of large customers; the dependence on key personnel; and the reliance on international sales and operations. For additional information regarding these and other risks, reference is made to Zoran's Annual Report on Form 10-K for the year ended December 31, 1999 and other reports and documents filed with the Securities and Exchange Commission and to Nogatech's reports and documents filed with the Securities and Exchange Commission.

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